Conversion Services International Announces
Transition of Robert C. DeLeeuw

EAST HANOVER, N.J. (December 29, 2006) - - In March 2004, Conversion Services International, Inc. (AMEX: CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, acquired DeLeeuw Associates, Inc. At that time, Mr. Robert C. DeLeeuw, founder and president of DeLeeuw Associates, signed on for a three-year term as a member of the CSI management team to facilitate the acquisition and integration of DeLeeuw Associates. As this transition period comes to a close, CSI has entered into a new agreement with Mr. DeLeeuw, in which Mr. DeLeeuw will provide consulting services to CSI and DeLeeuw Associates, and will advise on business development activities with certain key clients. The consulting agreement also contains certain confidentiality, non-competition and assignment of work product provisions for the benefit of CSI. Effective with this transition, Mr. DeLeeuw has resigned from the CSI Board of Directors.

Scott Newman, president, chief executive officer and chairman, said: “Bob DeLeeuw’s contributions over the past three years have been significant, and the acquisition and integration of DeLeeuw Associates increased our service offerings and client base. Under the terms of the new agreement, Bob will be a key member on a complex project with one of our newest clients and will continue to consult on existing key client relationships for CSI. On behalf of CSI, I thank Bob for his contributions and look forward to our continuing relationship to further our strategic consulting business.”

Mr. Newman continued: “Since the acquisition, DeLeeuw Associates has continued to grow and has become a key strategic member of the CSI family. DeLeeuw Associates has an impressive management team, and I personally look forward to working with them in the coming years to continue the growth of the business.”

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, and Pfizer. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

About DeLeeuw Associates

DeLeeuw Associates, a wholly owned subsidiary of Conversion Services International, Inc. (AMEX: CVN), is a management consulting organization specializing in integration, reengineering, and project management. Their associates have significant experience delivering value in large-scale, fast-paced projects within all financial services sectors and financial areas.

Conversion Services International, Inc.
100 Eagle Rock Avenue • East Hanover, NJ 07936
973.560.9400 • www.csiwhq.com

DeLeeuw has managed and supported some of the largest merger projects in the history of the financial services industry. DeLeeuw's Lean and Six Sigma practice provides its clients with rapid, quality results, leveraging Lean to combine process speed and deployment benefits with increased customer satisfaction, reduced costs and improved revenues and profits.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Contact:
Tracee Lee Beebe
Marketing & Communications
Conversion Services International, Inc.
973-560-9400
tbeebe@csiwhq.com

Conversion Services International, Inc.
100 Eagle Rock Avenue • East Hanover, NJ 07936
973.560.9400 • www.csiwhq.com